Exhibit 10.6

GREEN REALTY TRUST, INC.
AMENDED AND RESTATED
INDEPENDENT DIRECTORS COMPENSATION PLAN

GREEN REALTY TRUST, INC.

AMENDED AND RESTATED

INDEPENDENT DIRECTORS COMPENSATION PLAN
ARTICLE 1
PURPOSE
     1.1. PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Green Realty Trust, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Stock of the Company. The Company intends that the Plan will benefit the Company and its shareholders by allowing Independent Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Independent Directors with that of the Company’s shareholders.
     1.2. ELIGIBILITY. Independent Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.
ARTICLE 2
DEFINITIONS
     2.1. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
     “Award Certificate” has the meaning assigned such term in the Incentive Plan.
     “Base Annual Cash Retainer” means the annual cash retainer (excluding Meeting Fees and expenses) payable by the Company to an Independent Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Cash Retainer), as such amount may be changed from time to time.
     “Board” means the Board of Directors of the Company.
     “Cause” has the meaning assigned such term in the Incentive Plan.
     “Change in Control” has the meaning assigned such term in the Incentive Plan.
     “Company” means Green Realty Trust, Inc., a Maryland corporation.
     “Disability” has the meaning assigned such term in the Incentive Plan.
     “Effective Date” of the Plan has the meaning set forth in Section 9.4 of the Plan.
     “Eligible Participant” means any person who is an Independent Director on the Effective Date or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.
     “Fair Market Value” has the meaning assigned such term in the Incentive Plan.
     “Grant Date” has the meaning assigned such term in the Incentive Plan.
     “Incentive Plan” means the Green Realty Trust, Inc. 2008 Incentive Plan, or any

subsequent equity compensation plan approved by the Board and designated as the Incentive Plan for purposes of this Plan.
     “Independent Director” has the meaning assigned such term in the Incentive Plan.
     “Meeting Fee” means fees for attending a meeting of the Board or one of its committees as set forth in Section 5.3 hereof.
     “Option” has the meaning assigned such term in the Incentive Plan. The terms of options granted under the Plan are described in Article 7 of the Plan.
     “Plan” means this Green Realty Trust, Inc. Amended and Restated Independent Directors Compensation Plan, as amended from time to time.
     “Plan Year(s)” means the approximate twelve-month periods between annual meetings of the shareholders of the Company, which, for purposes of the Plan, are the periods for which annual retainers are earned.
     “Stock” has the meaning assigned such term in the Incentive Plan.
     “Supplemental Annual Cash Retainer” means the annual cash retainer (excluding Meeting Fees and expenses) payable by the Company to an Independent Director pursuant to Section 5.2 hereof for service as the chair of the Audit Committee of the Board, as such amount may be changed from time to time.
ARTICLE 3
ADMINISTRATION
     3.1. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its shareholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.
     3.2. RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

ARTICLE 4
SHARES
     4.1. SOURCE OF SHARES FOR THE PLAN. The shares of Stock that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to Options and any other equity awards granted pursuant hereto and any such awards shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.
ARTICLE 5
CASH COMPENSATION
     5.1. BASE ANNUAL CASH RETAINER. Each Eligible Participant shall be paid a Base Annual Cash Retainer for service as a director during each Plan Year. The amount of the Base Annual Cash Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Annual Cash Retainer for a full Plan Year shall be $30,000. The Base Annual Cash Retainer shall be payable in approximately equal quarterly installments in advance, beginning on the date of the annual shareholders meeting; provided, however, that in no event shall any installment of the Base Annual Cash Retainer be paid later than March 15 following the end of the given quarter.
     A prorata Base Annual Cash Retainer will be paid to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as an Independent Director during the Plan Year. Payment of such prorated Base Annual Cash Retainer shall begin on the date that the person first becomes an Eligible Participant, and shall resume on a quarterly basis thereafter; provided, however, that in no event shall any installment of the prorata Base Annual Cash Retainer be paid later than March 15 following the end of the given quarter.
     5.2 AUDIT COMMITTEE CHAIRPERSON SUPPLEMENTAL ANNUAL CASH RETAINER. The chairperson of the Audit Committee of the Board shall be paid a Supplemental Annual Cash Retainer for his or her service as such chairperson during a Plan Year, payable at the same times as installments of the Base Annual Cash Retainer are paid; provided, however, that in no event shall any installment of the Supplemental Annual Cash Retainer be paid later than March 15 following the end of the given quarter. The amount of the Supplemental Annual Cash Retainer for the chairperson of the Audit Committee shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Cash Retainer for a full Plan Year for the chairperson of the Audit Committee shall be $10,000. A prorata Supplemental Annual Cash Retainer will be paid to any Eligible Participant who becomes the chairperson of the Audit Committee of the Board on a date other than the beginning of a

Plan Year, based on the number of full months he or she serves as a chairperson of the Audit Committee of the Board.
     5.3. MEETING FEES. Each Independent Director shall be paid Meeting Fees for attending meetings of the Board or its committees, payable in such form as shall be elected by the Eligible Participant in accordance with Section 6.2. The amount of the Meeting Fees shall be established from time to time by the Board. Until changed by the Board, the Meeting Fee for attending a meeting of the Board in person shall be $6,000, or $1,000 for participation in a telephonic meeting of the Board provided that minutes are kept at such telephonic meeting. Until changed by the Board, the Meeting Fee for attending a meeting of a committee of the Board in person shall be $5,000, or $1,000 for participation in a telephonic meeting of a committee of the Board provided that minutes are kept at such telephonic meeting. If an Independent Director attends a Board meeting and a committee meeting on a single day, he or she shall only receive a Meeting Fee for the Board meeting attended. In no event shall any Meeting Fee be paid later than March 15 of the year following the year in which the meeting occurs.
     5.4. TRAVEL EXPENSE REIMBURSEMENT All Eligible Participants shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 5.4 shall be limited to expenses incurred during such director’s service as an Independent Director. Such payments will be made within 30 days after delivery of the Independent Director’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Independent Director’s tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Independent Directors’ right to reimbursement pursuant to this Section 5.4 shall not be subject to liquidation or exchange for another benefit.
ARTICLE 6
ALTERNATIVE FORMS OF PAYMENT FOR MEETING FEES
     6.1 PAYMENT OF MEETING FEES. At the election of each Eligible Participant, the Meeting Fees to be earned during a Plan Year by such Eligible Participant, shall be either (i) payable in cash at each meeting date or such other date(s) on which such fees are normally paid, or (ii) subject to share availability under the Incentive Plan, payable by a grant on the day following each meeting date (the “Meeting Fee Stock Grant Date”) of that number of shares of Stock determined by dividing the Meeting Fees otherwise payable on the meeting date by the Fair Market Value per share of Stock on the Meeting Fee Stock Grant Date (rounded up to the nearest whole share). Any Stock granted under the Plan as Meeting Fees under clause (ii) above will be 100% vested and nonforfeitable as of the Meeting Fee Stock Grant Date, and the Eligible Participant receiving such Stock (or his or her custodian, if any) will have immediate rights of ownership in the Stock, including the right to vote the Stock and the right to receive dividends or other distributions thereon.
     6.2 TIMING AND MANNER OF PAYMENT ELECTION. Each Eligible Participant shall elect the form of payment desired for his or her Meeting Fees for a Plan Year by delivering a valid election form in such form as the Board or the plan administrator shall prescribe (the “Election Form”) to the Board or the plan administrator prior to the beginning of such Plan Year, which will be effective as of the first day of the Plan Year beginning after the Board or the plan administrator receives the Eligible Participant’s Election Form. The Election Form signed by the Eligible Participant prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, an Eligible Participant may change his or her election for future Plan Years by executing and delivering a new Election Form indicating different choices. If an Eligible Participant fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year. If no Election Form is filed or effective, or if there are insufficient shares of Stock in the Incentive Plan, the Meeting Fees will be paid in cash.
ARTICLE 7
EQUITY COMPENSATION
     7.1. INITIAL OPTION GRANT. Subject to share availability under the Incentive Plan, each Independent Director shall receive on the first date he or she is initially elected or appointed to the Board, an Option to purchase 10,000 shares of Stock. Such Option shall be subject to the terms and restrictions described below in this Article 7.
     7.2. SUBSEQUENT OPTION GRANT. Subject to share availability under the Incentive Plan, on the date following an Independent Director’s subsequent re-election or re-appointment to the Board, such director shall receive an Option to purchase 5,000 shares of Stock.
     7.3. TERMS AND CONDITIONS OF OPTIONS. Options granted under this Article 7 shall be evidenced by a written Award Certificate, and shall be subject to the terms and conditions described below and of the Incentive Plan.

          (i) EXERCISE PRICE. The exercise price per share under an Option shall be the Fair Market Value on the Grant Date of the Option.
          (ii) OPTION TERM. Subject to earlier termination as provided herein, the Option shall expire on the tenth anniversary of the Grant Date.
          (iii) VESTING. Each Option granted pursuant to this Article 7 shall, unless earlier terminated as provided herein, vest and become exercisable as to one-third (1/3) of the shares on the Grant Date and as to one-third (1/3) of the shares on each of the first two (2) anniversaries of the Grant Date. Notwithstanding the foregoing, all Options granted under this Article 7 shall become fully vested and exercisable on the earlier occurrence of (i) the termination of the optionee’s service as a director of the Company due to his or her death, Disability or termination without Cause, or (ii) a Change in Control of the Company. If the optionee’s service as a director of the Company (whether or not in an Independent Director capacity) terminates for Cause, then the optionee shall forfeit all of his or her right, title and interest in and to any unvested Options as of the date of such termination from the Board.
          (iv) RESTRICTIONS ON TRANSFER. The limitations on transfer provision of the Incentive Plan shall apply with respect to equity awards outstanding or to be granted pursuant to this Plan.
ARTICLE 8
AMENDMENT, MODIFICATION AND TERMINATION
     8.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to shareholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of shareholders of the Company for any reason.

ARTICLE 9
GENERAL PROVISIONS
     9.1. ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to Options or other equity awards outstanding or to be granted pursuant to this Plan.
     9.2. DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board.
     9.3. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.
     9.4. EFFECTIVE DATE. The Plan was originally adopted by the Board on June 30, 2008, and became effective on that date (the “Effective Date”).
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     The foregoing is hereby acknowledged as being the Green Realty Trust, Inc. Amended and Restated Independent Directors Compensation Plan as adopted by the Board.

GREEN REALTY TRUST, INC.

By: